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  The Gabelli Global Multimedia Trust Inc.
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One Corporate Center                           The Gabelli Global Multimedia Trust Inc.
Rye, NY 10580-1422
Tel. (914) 921-5070
Fax (914) 921-5098
www.gabelli.com
info@gabelli.com

For information:
Jeffrey M. Farber
EVP and CFO
GAMCO Investors, Inc.
(914) 921-5147
Carter Austin
(914) 921-5475

PRESS RELEASE

FOR IMMEDIATE RELEASE
Rye, New York                                                                                                NYSE – GGT
June 14, 2010                                                                                                CUSIP – 36239Q109

GABELLI GLOBAL MULTIMEDIA TRUST HAS 13,596,053 COMMON SHARES OUTSTANDING AS OF JUNE 11, 2010

Rye, NY -- The Gabelli Global Multimedia Trust Inc. (NYSE:GGT) (the “Fund”) announced that 13,596,053 shares of common stock were outstanding as of June 11, 2010.  The Fund last reported 13,670,353 shares of common stock outstanding as of April 1, 2010, the record date of the Annual Meeting of Shareholders of the Fund.

The Gabelli Global Multimedia Trust Inc. is a non-diversified, closed-end management investment company with $144 million in total net assets whose primary investment objective is long-term growth of capital.  The Fund is managed by Gabelli Funds, LLC, a subsidiary of GAMCO Investors, Inc. (NYSE:GBL), which is a publicly traded NYSE listed company.